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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
COMMERCE ONE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction: N/A
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/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4440 Rosewood Drive
Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2001 at 9:00 a.m.

Dear Fellow Stockholders:

   We cordially invite you to attend our 2001 Annual Meeting of Stockholders. The meeting will be held on Tuesday, June 12, 2001 at 9:00 a.m. at the Carr America Conference Center Auditorium, 4400 Rosewood Avenue, Pleasanton, California, for the following purposes:

  1.
  To elect four (4) Class II directors of Commerce One, to serve a term of three (3) years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. Commerce One's Board of Directors intends to present the following nominees for election as directors:

David H.J. Furniss Kenneth C. Gardner William J. Harding Noriyoshi Osumi
  2.
  To ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 2001; and
  3.
  To transact other business properly coming before the Annual Meeting or any related adjournments or postponements.

   These proposals are discussed in more detail in the attached Proxy Statement. Please read the attached Proxy Statement carefully. Only stockholders who owned shares at the close of business on April 13, 2001 are entitled to attend and vote at the meeting or any adjournment of the meeting. A complete list of the stockholders of record of the Company on April 13, 2001 will be available at the Company's principal executive offices at 4440 Rosewood Drive, Pleasanton, California, prior to the meeting.

   Following the meeting, we will report on our performance in 2000 and answer your questions.

   We are pleased that our Board appointed Larry Sonsini, Chairman & Chief Executive Officer of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Dennis Jones, our Chief Operating Officer, as members of the Board. Messrs. Gonzales and Tenenbaum resigned as members of our Board and we want to express our deep appreciation to them for their contributions to the Company as Board members.

   In addition to mailing a proxy card or attending the meeting, all stockholders may vote using the Internet or by telephone. Simply follow the instructions on your proxy card. We encourage you to vote on the Internet because it is the least expensive way for us to process your vote. In addition, we intend to have our Proxy Statement, Annual Report on Form 10-K and Corporate Report available on the Internet.

                      By Order of the Board of Directors,

                      Robert M. Tarkoff
                       Secretary

Pleasanton, California
May 2, 2001

Whether or Not You Plan to Attend the Meeting, Please Complete, Sign, Date and Return the
Accompanying Proxy Card in the Enclosed Self-Addressed, Stamped Envelope
or Vote using the Internet or Phone.

TABLE OF CONTENTS

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS	1
PROXY STATEMENT	3
QUESTIONS AND ANSWERS	4
PROPOSALS TO BE VOTED ON	8
THE BOARD	9
BOARD AND COMMITTEE MEETINGS	12
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	13
COMPENSATION OF DIRECTORS	13
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	14
EXECUTIVE OFFICERS	16
SUMMARY COMPENSATION TABLE	19
OPTION GRANTS	20
OPTIONS EXERCISED	20
SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS	21
REPORT OF THE AUDIT COMMITTEE	21
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS OF COMMERCE ONE	22
STOCK PERFORMANCE GRAPH	24
OTHER INFORMATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS	26
COSTS OF PROXY SOLICITATION	26
APPENDIX A—AUDIT COMMITTEE CHARTER	A-1

COMMERCE ONE, INC.
4440 Rosewood Drive
Pleasanton, CA 94588

PROXY STATEMENT

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders to be held on Tuesday, June 12, 2001 at 9:00 a.m. at the Carr America Conference Center Auditorium, 4400 Rosewood Avenue, Pleasanton, California. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

    The Board set April 13, 2001 as the record date for the meeting. Stockholders who owned Commerce One common stock on that date are entitled to vote at and attend the meeting. Each share is entitled to one vote. There were 196,753,970 shares of Commerce One common stock outstanding on the record date.

    Voting materials, which include this Proxy Statement, the Proxy Card and Commerce One's Annual Report on Form 10-K for the year ended December 31, 2000 will be mailed to stockholders on or about May 2, 2001.

Questions and Answers

Q:
Why am I receiving this Proxy Statement?

A:
This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:
Who can vote at the Annual Stockholders Meeting?

A:
Stockholders who owned Commerce One common stock on April 13, 2001 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 196,753,970 shares of Commerce One common stock outstanding on April 13, 2001. Information about the stockholdings of our directors and executive officers is contained in the section entitled "Share Ownership of Management and Directors of Commerce One" on page 22 of this Proxy Statement.

Q:
What is the proxy card?

  The proxy card enables you to appoint Peter F. Pervere and Robert M. Tarkoff as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Pervere and Tarkoff to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

  If a proposal comes up for vote at the meeting that is not on the proxy card, Messrs. Pervere and Tarkoff will vote your shares, under your proxy, according to their best judgment.

Q:
What am I voting on?

A:
You are being asked to vote on:

•
the election of four directors, and

•
ratification of our selection of Ernst & Young LLP as our independent public auditors.

  The section entitled "Proposals To Be Voted On" on page 8 of this Proxy Statement gives you more information on the nominees for election to our Board and the Company's independent public auditors. You may also find more information on the nominees in the section entitled "The Board" on page 9 of this Proxy Statement.

  We will also transact any other business that properly comes before the meeting.

Q:
How do I vote?

A:
(1) You may vote by mail.

  You do this by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

  •
  as you instruct, and

  •
  according to the best judgment of Messrs. Pervere and Tarkoff if a proposal comes up for vote at the meeting that is not on the proxy card.

  If you return a signed card but do not provide voting instructions, your shares will be voted:

  •
  for the four named nominees for directors,

  •
  for ratification of the selection of Ernst & Young as our independent public auditors, and

  •
  according to the best judgment of Messrs. Pervere and Tarkoff if a proposal comes up for a vote at the meeting that is not on the proxy card.

  (2)
  You may vote by telephone, or using the Internet.

  You do this by following the "vote by telephone" or the "vote on the Internet" instructions that came with your Proxy Statement. If you vote by telephone or on the Internet, you do not have to mail in your proxy card.

  There are separate arrangements for using the telephone and Internet depending on whether your shares are registered in Commerce One's stock records in your name or in the name of a brokerage firm or bank. You should check your proxy card or voting instructions forwarded by your broker, bank or other holder of record to see which options are available.

  The Internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

  Shares Registered Directly in the Name of the Stockholder.

  Stockholders with shares registered directly with Commerce One in their name (stockholders of record) may submit their proxies:

  •
  by making a toll-free telephone call from the United States and Canada to EquiServe at (877) 779-8683 or outside the United States and Canada at (201) 536-8073, or

  •
  through the Internet by visiting a website established for that purpose at www.eproxyvote.com/cmrca and following the instructions set forth on such website.

  Proxies submitted by telephone or through the Internet through EquiServe as described above must be received by midnight E.S.T. on June 11, 2001.

  Shares Registered in the Name of a Brokerage Firm or Bank (shares in street name).

  A number of brokerage firms and banks are participating in a program provided through ADP Investor Communications that offers telephone and Internet voting options. That program is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact our proxy solicitor, InvestorCom, Inc., at (866) 639-1234.

  (3)
  You may vote in person at the meeting.

  We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

  We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

Q:
What does it mean if I receive more than one proxy card?

A:
It means that:

(i)
you have received a proxy card (white card) for the Annual Stockholders Meeting and another proxy card (blue card) for the Special Stockholders Meeting. Both meetings will be held on June 12, 2001 at the Carr America Conference Center Auditorium, 4400 Rosewood Avenue, Pleasanton, California. The Annual Stockholders Meeting will be held at 9:00 a.m. and the Special Stockholders Meeting will be held at 10:00 a.m. You will vote on different proposals at each meeting. The proposals are described in the applicable Proxy Statement for each meeting.

(ii)
you may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

  We strongly encourage you to return ALL proxy cards you receive.

  Unless you have multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address. To facilitate this, we recommend you write to your broker(s) or the transfer agent, EquiServe, to consolidate as many of your brokerage or transfer agent accounts as possible under the same name and address. This consolidation cannot be done without your written authority.

Q:
What if I change my mind after I return my proxy?

A:
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•
sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date,

•
signing another proxy with a later date and returning it before the polls close at the meeting, or

•
voting by telephone or on the Internet before 12:00 midnight E.S.T. on June 11, 2001 (your LATEST telephone or Internet vote is counted), or

•
attending the Annual Meeting and voting in person.

Q:
Will my shares be voted if I do not sign and return my proxy card?

A:
(1) If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

  Brokerage firms have authority under the NASDAQ rules to vote customers' unvoted shares on some "routine" matters. The proposals to elect directors and ratify the appointment of auditors are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

  If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a "broker nonvote." A brokerage firm cannot vote customers' shares on non-routine matters.

  You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must request a legal proxy from your stockbroker in order to vote at the meeting. We encourage you to provide instructions to your brokerage firm by giving your proxy to your broker. This ensures your shares will be voted at the meeting.

  (2) If your shares are in your name and you do not sign and return your proxy card or vote by telephone or using the Internet, your shares will not be voted unless you vote in person at the meeting.

Q:
How are votes counted?

A:
You may vote:

•
either "for" each director nominee or "withhold" your vote from any one or more of the nominees, and

•
"for," "against," or "abstain" on the selection of Ernst & Young as the Company's independent public auditors.

Q:
How many stockholders are needed either in person or by proxy to hold the meeting?

A:
To hold the meeting and conduct business, a majority of the Company's outstanding shares entitled to vote as of April 13, 2001 must be present at the meeting. This is called a quorum.

  Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting, or

  •
  has properly submitted a proxy card (including voting by telephone or using the Internet).

  On proposals for routine matters, a broker nonvote is counted for determining quorum. However, as a brokerage firm is not entitled to vote your shares on non-routine matters, these shares are not counted on these proposals for determining quorum.

Q:
How many votes must the nominees have to be elected as directors?

A:
The four nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

Q:
What happens if nominees are unable to stand for re-election?

A:
The Board may, by resolution, reduce the number of directors or designate substitute nominees. In the latter event, if you have completed and returned your proxy, Messrs. Pervere and Tarkoff can vote your shares for substitute nominees. They cannot vote for more than four nominees.

Q:
How many votes are required to ratify the appointment of Ernst & Young?

A:
A majority of the shares present, in person or by proxy, including broker nonvotes, at the meeting voting in favor is required to ratify the appointment of Ernst & Young as our auditors.

Q:
How many votes are required to approve other matters that may come before the stockholders at the meeting?

A:
A majority of the shares present, in person or by proxy, excluding broker nonvotes, at the meeting voting in favor is required to approve other matters that may come before the stockholders at the meeting.

Q:
What happens if I don't indicate how to vote my proxy?

A:
If you just sign your proxy card without providing further instructions, your shares will be counted as a "yes" vote for each director nominee and for ratification of the selection of Ernst & Young.

Q:
Is my vote kept confidential?

A:
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:
Where do I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001 on or before August 15, 2001. We will file that report with the SEC, and you can get a copy by calling Commerce One Investor Relations at (925) 520-4527 or the SEC at (800) SEC-0330 for location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy on the Internet at www.commerceone.com.

Q:
Who can help answer my questions?

A:
You can call InvestorCom, Inc., our proxy solicitor, at (866) 639-1234 with any questions about both proposals described in this Proxy Statement or how to execute your vote.

PROPOSALS TO BE VOTED ON:

1.  ELECTION OF DIRECTORS

    Nominees for re-election this year as Class II directors, for a three-year term ending in 2004, are:

David H.J. Furniss
Kenneth C. Gardner
William J. Harding
Noriyoshi Osumi

    Each nominee is presently a director of the Company and has consented to serve a new three-year term.

Recommendation of the Board of Directors

    The Board of Directors unanimously recommends a vote "for" each of the nominees listed above.

Vote required

    Directors will be elected by a plurality of the votes of the shares of Commerce One common stock present in person or represented by proxy at the meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

2.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

    The Audit Committee has selected Ernst & Young as the Company's independent public auditors for the current fiscal year. Ernst & Young has served as our auditors since 1997. Although ratification of the Audit Committee's selection of Ernst & Young is not required under our bylaws or other legal requirements, the Company is submitting the appointment of Ernst & Young to the stockholders as a matter of good corporate practice. If stockholders do not ratify the appointment of Ernst & Young, the Audit Committee and the Board of Directors will reconsider whether or not to retain Ernst & Young. Even if stockholders ratify the selection of Ernst & Young, the Audit Committee and the Board of Directors may appoint a different independent public auditing firm if they determine it is in the best interests of the Company and the stockholders to do so. Representatives of Ernst & Young are expected to attend the meeting in order to respond to appropriate questions from stockholders and will have the opportunity to make a statement.

Audit Fees

    Ernst & Young's fees for our 2000 annual audit and review of interim financial statements were $340,000.

Financial Information Systems and Implementation Fees

    Ernst & Young did not render any professional services to us in 2000 with respect to financial information systems design and implementation.

All Other Fees

    Ernst & Young's fees for all other professional services rendered to us during 2000 were $1,110,000, including audit-related services of $470,000, and non-audit services of $640,000. Audit-related services included fees for due diligence on acquisitions, SEC registration statement reviews and accounting consultations. Non-audit services included fees for tax consultation, tax preparation and other consultations.

Recommendation of the Board of Directors

    The Board of Directors unanimously recommends that the stockholders vote "for" ratification of the selection of Ernst & Young as the Company's independent public auditors.

Vote required

    The affirmative vote of a majority of the total voting power of the shares of Commerce One common stock represented in person or by proxy at the meeting and entitled to vote on the proposal, voting together as a single class.

3.  OTHER BUSINESS

    The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Messrs. Pervere and Tarkoff will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

THE BOARD

    The Board of Directors is currently comprised of 11 members. Four directors are nominees for election this year. The remaining seven directors will continue to serve the terms described below.

    Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four named nominees, all of whom are currently directors of Commerce One. In the event that any nominee of Commerce One is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

    If Commerce One reorganizes into a holding company structure pursuant to the agreements relating to the formation of Covisint LLC as described in the proxy statement/prospectus relating to the Special Meeting of Stockholders to vote upon the proposal to reorganize into a holding company structure, all of Commerce One's directors, including those elected at the Annual Meeting, will be directors of the holding company in the same classes and for the same terms as at Commerce One.

Information regarding director nominees and other directors

    Set forth below is certain information as of the record date regarding the nominees for Class II directors and all other directors of Commerce One whose term of office continues after the 2001 Annual Meeting.

Nominees for Class II Directors for a Term Expiring in 2004

Name	Age	Position with the Company	Director Since
David H.J. Furniss	42	Director	November 1999
Kenneth C. Gardner	50	Director	September 1996
William J. Harding	53	Director	December 1996
Noriyoshi Osumi	48	Director	July 1999

    David H. J. Furniss has served as a member of the Board of Directors of Commerce One since November 1999. Since April 2000, Mr. Furniss has been Vice President of Products and Marketing for BT Ignite Application Services, one of the business units formed during the re-structuring of British Telecommunications plc. From October 1999 to April 2000, Mr. Furniss was the General Manager of the Electronic Business unit of British Telecommunications plc. From 1997 to 1999, he was the Sales and Marketing Director at Demon Internet, a leading consumer and business-to-business ISP. Prior to that, Mr. Furniss held a number of roles in the field of IT, Internet and communications, including a directorship at Network

Services Ltd, and a variety of senior positions at Compaq. Mr. Furniss received a B.S. degree in Business Studies from Leeds Metropolitan University.

    Kenneth C. Gardner has served as a member of the Board of Directors of Commerce One since September 1996. Mr. Gardner founded Sagent Technology, Inc. in June of 1995, serving as the CEO and President until August 2000; he currently serves as Chairman of the Board. Prior to his tenure at Sagent, Mr. Gardner served as Vice President of Products at Borland International from April 1994 to June 1995. Mr. Gardner also serves on the board for Netacumen, a privately held company. He has served on the Board of Directors of DataSage and ObjectSwitch Corporation. Mr. Gardner received a B.S. degree in Finance from the University of Louisville.

    William J. Harding has served as a member of the Board of Directors of Commerce One since December 1996 and as a member of Commerce One's Audit Committee since April 1999 and most recently as a member of the Compensation Committee since May 2000. Mr. Harding is currently a General Partner of Morgan Stanley Venture Partners. Prior to joining Morgan Stanley in October 1994, Dr. Harding was a General Partner of several venture capital partnerships affiliated with J.H. Whitney & Co. From 1976 to 1985, Dr. Harding was associated with Amdahl Corporation, serving in various technical and business development roles. Prior to his tenure at Amdahl, Dr. Harding held several technical positions with Honeywell Information Systems. Dr. Harding currently serves on the Board of Directors of InterNAP Network Services Corporation and several private companies. Dr. Harding received a B.S. in Engineering Mathematics and an M.S. in Systems Engineering from the University of Arizona. Dr. Harding received his Ph.D. in Engineering from Arizona State University. Dr. Harding also served as an officer in the Military Intelligence Branch of the United States Army Reserve.

    Noriyoshi Osumi has served as a member of the Board of Directors since July 1999. In 1980, Dr. Osumi joined NTT Basic Research Labs as a research scientist. He is currently Executive Manager of NTT Communications. He was Vice President of NTT America, Inc. from July 1998 to March 2001. Prior to this appointment, he was Senior Research Manager from April 1988 to July 1998. From 1985 to 1986, Dr. Osumi was a visiting scholar at the University of California, Berkeley. In 1977 and in 1980, respectively, Dr. Osumi received Masters and Ph.D degrees in Electronic Engineering from the Tokyo Institute of Technology, and in 1992, he obtained an M.B.A. degree from Cornell University.

Incumbent Class III Directors Whose Term Expires in 2002

Name	Age	Position with the Company	Director Since
Mark B. Hoffman	54	Chairman of the Board and CEO	December 1996
John V. Balen	40	Director	December 1996
William B. Elmore	47	Director	October 1997
Jeffrey T. Webber	48	Director	December 1995

    Mark B. Hoffman has served as the Chairman of the Board and Chief Executive Officer since March 2000. From December 1996 to February 2000, Mr. Hoffman served as President, Chief Executive Officer and Chairman of the Board of Directors of Commerce One. Prior to joining Commerce One, Mr. Hoffman served as Chief Executive Officer and President of Sybase, Inc., a company which he co-founded in 1984. Mr. Hoffman currently serves on the Board of Directors and Compensation Committee of Intraware, Inc. He also serves on the boards of The Fantastic Corp., Pacific Research Institute and Quong Hop. Mr. Hoffman earned a B.S. degree in Engineering from the U.S. Military Academy at West Point and an M.B.A. from the University of Arizona.

    John V. Balen has served as a member of the Commerce One Board of Directors since December 1996 and a member of the Compensation Committee since April 1999 and most recently as a member of the

Audit Committee since May 2000. Mr. Balen joined Canaan Partners, a national venture capital investment firm, where he is currently a General Partner, in September 1995. From June 1985 to June 1995, Mr. Balen served as a managing director of Horsley Bridge Partners, a private equity investment management firm. Mr. Balen currently serves on the Board of Directors of E-Stamp, Intraware and several privately held companies. Mr. Balen holds a B.S. degree in electrical engineering and an M.B.A. degree from Cornell University.

    William B. Elmore has served as a member of the Board of Directors of Commerce One since October 1997 and as a member of Commerce One's Audit Committee since April 1999 and most recently as a member of the Compensation Committee since May 2000. Since December 1995, Mr. Elmore has been a Manager of Foundation Capital Management, L.L.C., the general partner of Foundation Capital, L.L.P., a venture capital firm focused on early-stage information technology companies. From 1987 to 1995, he was a General Partner of Inman & Bowman, a venture capital firm. Mr. Elmore serves on the Boards of Directors of Onyx Software, Wind River Systems, Inc., Shoreline Communications, Wherenet, TeaLeaf Technologies, Atheros Communications, Packet Design, LLC, gForce Systems and Q-Strategies. Mr. Elmore received a B.S. degree and an M.S. degree in Electrical Engineering from Purdue University and an M.B.A. degree from Stanford University.

    Jeffrey T. Webber has served as a member of the Board of Directors since 1995. He was a member of the Compensation Committee of the Board until May 2000. Mr. Webber co-founded R.B. Webber & Company, a company which provides strategic planning consulting services to high technology companies, where he has served as President since 1991. Since 1997, he has also served as a General Partner of The Entrepreneurs' Funds, early stage venture capital funds. Mr. Webber also serves on the Board of Directors of Sagent Technology, Inc., Persistence Software, AvantGo, Wordwalla, gForce Systems, NetAcumen, Clickmarks and Cakebread. Mr. Webber holds a B.A. degree from Yale University.

Incumbent Class I Directors whose term expires in 2003

Name	Age	Position with the Company	Director Since
Robert M. Kimmitt	53	Vice Chairman of the Board and President	December 1999
Dennis H. Jones	48	Vice Chairman of the Board and Chief Operating Officer	April 2001
Larry W. Sonsini	60	Director	July 2000

    Robert M. Kimmitt has served as a member of the Board of Directors of Commerce One since December 1999. In February 2000, he became Vice Chairman of the Board and Chief Operating Officer. In March 2000, he was promoted to President while remaining Vice Chairman of the Board. He chairs the board of Commerce One Europe, a subsidiary of Commerce One. From 1997 to 2000, Mr. Kimmitt was a partner in the law firm of Wilmer, Cutler & Pickering, where he specialized in international transactions in regulated industries. From 1993 to 1997, he served as managing director of Lehman Brothers, based in New York and Washington. Prior to joining Lehman Brothers, Mr. Kimmitt held a series of high-level government posts, serving as U.S. Ambassador to Germany, Under Secretary of State for Political Affairs, General Counsel to the U.S. Treasury Department, and Deputy Assistant to the President for National Security Affairs at the White House. Mr. Kimmitt also serves on the boards of Allianz Life Insurance Co. of North America, Mannesmann AG, Siemens AG, United Defense Industries, Inc., and Xign Corp., as well as Georgetown University and numerous non-profit organizations involved in foreign affairs. He holds a B.S. degree in Engineering from the U.S. Military Academy at West Point and a J.D. from Georgetown University Law Center.

    Dennis H. Jones joined Commerce One as a member of the Board of Directors and Chief Operating Officer in April 2001. For 25 years, he was employed with FedEx Corporation where he held several senior management positions, most recently as Executive Vice President of Information Technology and Chief

Information Officer. From September 2000 to December 2000, Mr. Jones served as President and CEO of Accel-KKR. He currently serves on the boards of webMethods, Inc., AvantGo, Inc. and Agillion, Inc. Mr. Jones received a B.S. degree and an M.S. degree in Accounting and Finance from the University of Memphis.

    Larry W. Sonsini has served as a member of the Board of Directors of Commerce One since July 2000. Mr. Sonsini received an A.B. from the University of California, Berkeley, in 1963 and a J.D. in 1966 from Boalt Hall School of Law, University of California, Berkeley. Mr. Sonsini joined the law firm of Wilson Sonsini Goodrich & Rosati upon his graduation from Boalt Hall. He is the Chairman and Chief Executive Officer of the firm where he specializes in the fields of corporate law, securities, and mergers and acquisitions. Since 1985 to the present, Mr. Sonsini has been a member of the faculty at the Boalt Hall School of Law, University of California, Berkeley. In addition, he lectures at other law schools, including Stanford University School of Law. Mr. Sonsini also serves on the boards of the following public companies: Brocade Communications Systems, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic, Inc., Novell, Inc., Tibco Software, Inc. and PIXAR, Inc.

BOARD AND COMMITTEE MEETINGS

    The Board held thirteen (13) meetings in 2000. Each director attended over 75% of the Board meetings held during 2000, except Mr. Furniss, who is based in England, who attended all of the regularly scheduled meetings but did not attend six special/telephonic meetings. Each member of the Audit and Compensation Committees attended over 75% of the meetings held during 2000. The table below describes the Board's committees. The Board does not have a Nominating Committee or a committee serving an equivalent function. The Board may establish other committees to facilitate its business objectives.

NAME OF COMMITTEE AND MEMBERS	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN 2000

AUDIT John V. Balen William B. Elmore William J. Harding	• Monitors the Company's financial reporting processes and internal accounting and financial controls • Reviews the reports of the independent public auditors • Evaluates the Company's financial performance • Approves all professional services performed by the independent public auditors • Confers with independent public auditors regarding scope of audits • Recommends the selection of independent public auditors to the Board	2
COMPENSATION John V. Balen William B. Elmore William J. Harding	• Determines the compensation of the Chief Executive Officer • Reviews and approves: • Compensation philosophy • Programs for annual and long-term executive compensation • Grants options and other equity awards under the stock incentive plans and bonus awards under cash-based incentive plans	4

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000:

  •
  None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

  •
  None of the Company's executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity where one of that entity's officers served on the Company's Compensation Committee;

  •
  None of the Company's executive officers was a director of another entity where one of that entity's officers served on the Company's Compensation Committee; and

  •
  None of the Company's executive officers served on the Compensation Committee (or another board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity where one of that entity's executive officers served as a director on the Company's Board.

COMPENSATION OF DIRECTORS

    We do not pay directors who are also officers of the Company additional compensation for their service as directors. In 2000, directors who were not employees of the Company or any of its subsidiaries, also called "non-employee directors," did not receive any cash compensation from Commerce One for their service as members of the Board of Directors, except for

  •
  the reimbursement of certain expenses in connection with attendance at Board and committee meetings, and

  •
  an annual option to purchase 45,000 shares of the Company's common stock.

    Under the Company's 1999 Director Stock Option Plan, non-employee directors are eligible to receive an automatic grant of 90,000 shares of common stock on the date on which such person first becomes a non-employee director. In addition, the non-employee director shall automatically be granted an additional option to purchase 45,000 shares each year on the date of our Annual Stockholders Meeting, if on such date he or she shall have served on the Board for at least six months. Each option shall have a term of ten years, and shall be fully vested and exercisable as of the date of grant. The exercise price of all options shall be 100% of the fair market value per share of the common stock, generally determined with reference to the closing price of the common stock as reported on the NASDAQ on the date of grant.

    Options granted under the plan must be exercised within three months of the end of the optionee's tenure as a director, or within twelve months after such director's termination by death or disability, but not later than the expiration of the option's ten year term.

    In 2000, in addition to the options granted to employee directors shown in the "Option Grants" table on page 20, the Board granted to non-employee directors the following options to purchase an aggregate of 180,000 shares of Commerce One common stock:

Name	Grant Date	Exercise Price ($)	Number of Options Granted
Kenneth C. Gardner	5/31/00	35.7813	45,000
Jeffrey T. Webber	5/31/00	35.7813	45,000
Larry W. Sonsini	7/18/00	66.5625	90,000

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In 2000, the Compensation Committee (the "Committee") of Commerce One's Board consisted of Messrs. Balen, Elmore and Harding, none of whom was an employee or former employee of Commerce One or any of its subsidiaries during the year. The Committee has overall responsibility for Commerce One's executive compensation policies and practices. The Committee's functions include:

  •
  evaluating management's performance,

  •
  determining the compensation of the Chief Executive Officer of Commerce One,

  •
  reviewing and approving the Company's compensation philosophy,

  •
  reviewing and approving all executive officers' compensation, including salaries and bonuses, and

  •
  administering compensation plans including granting awards under the Company's stock option plans to its employees.

    The Committee has provided the following report on the compensation policies of Commerce One as they apply to the executive officers including the Chief Executive Officer and the relationship of Commerce One performance to executive compensation.

Overview of Compensation Policies

    The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee approved a compensation program that is comprised of the following principal elements:

  •
  base salary;

  •
  cash incentives (such as bonuses);

  •
  equity incentives (such as stock awards); and

  •
  benefits.

    When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the Committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data from independent compensation consultants concerning the compensation paid to officers at such companies. The Committee generally sets the compensation of the officers at levels that are competitive with the Company's competitors. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer.

    The Importance of Ownership—A fundamental tenet of Commerce One's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of Commerce One and its subsidiaries. As of April 13, 2001, the directors and executive officers of Commerce One beneficially owned an aggregate of 14,032,363 shares and had the right to acquire an aggregate of 5,375,249 additional shares upon the exercise of stock options, exercisable on or before June 12, 2001. Of the options exercised, approximately 1.03% of the shares are subject to repurchase by Commerce One in the event of a termination.

Fiscal Year 2000 Executive Officer Compensation Program

    The components of the executive compensation program are described below:

    Base salary—Commerce One believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies either engaged in the e-commerce industry or located in the San Francisco Bay Area. In addition, the Committee evaluates the specific job functions and past performance of individual officers.

    Bonus program—Commerce One maintains a cash incentive bonus program to reward executive officers for attaining defined performance goals. Although bonuses are based primarily on the achievement of the strategic objectives of the Company, significant weight is also given to individual performance and performance of particular operations groups within Commerce One, including revenue growth. Bonuses are paid semi annually.

    Stock option grants—In 2000, the Committee granted an aggregate of 1,087,000 stock options under the 1997 Incentive Stock Option Plan to Commerce One's executive officers. In addition, in 2000, Mr. Kimmitt was granted an option to purchase 1,710,000 shares of Commerce One common stock pursuant to a standalone nonstatutory stock option agreement. The Committee determined the number of options granted to executive officers primarily by evaluating each officer's:

  •
  respective job responsibilities;

  •
  past performance;

  •
  expected future contributions;

  •
  existing stock and unvested option holdings;

  •
  potential reward to the executive officer if the stock price appreciates in the public market; and

  •
  management tier classification.

    Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

    Benefits—In 2000, Commerce One offered benefits to its executive officers that were substantially the same as those offered to all of Commerce One's regular employees.

    In January 1997, Commerce One established a tax-qualified deferred compensation plan, known as the Commerce One, Inc., 401(k) Profit Sharing Plan covering all of Commerce One's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. Commerce One did not provide additional matching contributions under the 401(k) Plan in 2000, but began doing so in 2001. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Commerce One to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Commerce One, if any, will be deductible by Commerce One when made.

    Chief Executive Officer's Compensation—In 2000, Mark B. Hoffman served as the Company's Chief Executive Officer and Chairman of the Board of Directors.

    In 2000, the Committee increased Mr. Hoffman's salary from $185,187 to $285,000, and awarded him bonuses totaling $127,586, and granted him options to purchase 232,000 shares of the Company's common stock. In determining Mr. Hoffman's salary, bonus and stock grants, the Committee considered the same criteria it considered with respect to the other executive officers as well as Mr. Hoffman's continuing contribution to the execution of the strategic plan for the Company. The Committee noted that in 2000, under Mr. Hoffman's leadership, Commerce One:

  •
  established a strategic relationship with SAP AG and SAPMarkets, Inc. ("SAP");

  •
  powered seven leading mega-exchanges—Covisint, Exostar, Trade-Ranger, Pantellos, Enporion, Quadrem and ForestExpress;

  •
  released significant new versions of the Company's products such as MarketSet™ and Enterprise Buyer™, which were jointly developed and marketed with SAP; and

  •
  increased revenues to $401.8 million in 2000 from $33.6 million in 1999.

    Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code of 1986 provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The 1997 Stock Plan was designed to meet the exemption requirements of Section 162(m). The Committee has determined at this time not to seek to qualify Commerce One's remaining executive officer compensation programs under Section 162(m). None of the compensation paid to the Company's executive officers in 2000 was subject to Section 162(m).

    Conclusion—All aspects of Commerce One's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Commerce One's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Commerce One's annual and long-term strategic objectives.

Members of the Compensation Committee
John V. Balen
William B. Elmore
William J. Harding

EXECUTIVE OFFICERS

    In addition to Messrs. Hoffman, Kimmitt, and Jones, the following persons were executive officers of Commerce One as of April 13, 2001:

Name	Age	Position
Ken S. Bajaj	59	Executive Vice President, President of Global Services
Charles J. Donchess	47	Executive Vice President, Chief Strategy Officer
Mark S. Biestman	43	Senior Vice President, Worldwide Sales
Diana K. Jacobs	56	Senior Vice President, Chief Administrative Officer
Mary E. Loomis	52	Senior Vice President, Engineering
Peter F. Pervere	54	Senior Vice President, Chief Financial Officer
Linda M. Stegeman	42	Senior Vice President, Chief Marketing Officer
Robert M. Tarkoff	32	Senior Vice President, Worldwide Business Development, Secretary, General Counsel
Jay M. Tenenbaum	57	Senior Vice President, Chief Scientist

    Ken S. Bajaj joined Commerce One in September 2000 as Executive Vice President and President of Global Services. In 1997, he founded AppNet, Inc.—a premier provider of end-to-end e-business solutions which was acquired by Commerce One in 2000. Before launching AppNet, Mr. Bajaj was Vice Chairman of Wang Laboratories, Inc., from August 1997 to November 1997, responsible for corporate strategic planning and development of national accounts in the commercial IT sector. From 1986 to 1997, Mr. Bajaj was

President of I-NET, a company he grew from a small business/government services contractor to a leader in network systems integration and computing services outsourcing. He has also served as a Vice President at Electronic Data Systems, Inc., and as Vice President of Perot Systems, Inc., a corporation he co-founded. Mr. Bajaj holds a Ph.D. in system sciences from Michigan State University, and an M.S. degree in electrical engineering from the University of Toronto.

    Charles J. Donchess was promoted in February 2000 to Executive Vice President and Chief Strategy Officer. Prior to his promotion, he had served as Vice President of Marketing and Business Development of Commerce One from December 1996 to February 2000. Prior to joining Commerce One, Mr. Donchess was Vice President of Marketing and Business Development at Aurum Software, Inc., a leading provider of sales information software, from March 1995 to November 1996. Prior to his tenure at Aurum Software, Inc., Mr. Donchess worked at Sybase, Inc. from August 1989 to November 1994, most recently as Vice President and General Manager of workgroup products from January 1994 to November 1994. Mr. Donchess holds a B.A. degree from Brown University.

    Mark S. Biestman joined Commerce One in November 1997 as Vice President, Worldwide Sales. In February 2000, Mr. Biestman was promoted to Senior Vice President, Worldwide Sales. Prior to joining Commerce One, Mr. Biestman was Vice President of Western United States Sales for Netscape Communications Corporation from July 1995 to November 1997. Prior to his tenure at Netscape Communications Corporation, Mr. Biestman served as Vice President of Telecommunication Sales at Oracle Corporation from November 1994 to July 1995. From November 1993 to November 1994, Mr. Biestman served as Vice President of Worldwide Sales of Metaphor, Inc. Mr. Biestman serves as a member of the Board of Directors and Compensation Committee of Prologic Management Systems, Inc. Mr. Biestman also serves as a member of the Board of Directors of Swing Solutions. Mr. Biestman holds a B.A. degree in Economics from the University of California, Berkeley.

    Diana K. Jacobs joined Commerce One in July 2000 as Senior Vice President and Chief Administrative Officer. Ms. Jacobs is responsible for overseeing the People Department, Facilities and Procurement. Prior to joining Commerce One, Ms. Jacobs was the Director of Human Resources at Williams-Sonoma, Inc., from 1997 to July 2000. From 1991 to 1997, she served as Vice President of Human Resources at Charles Schwab and Co., Inc. Ms. Jacobs holds a B.A. degree in English Literature from Whittier College and is a member of the Northern California Human Resources Council and Society for Human Resources Management.

    Mary E. Loomis joined Commerce One in December 1999 as Vice President of Engineering. In November 2000, Dr. Loomis was promoted to Senior Vice President of Engineering. Before joining Commerce One, Dr. Loomis was a Laboratory Director at Hewlett Packard from August 1993 to December 1999. Dr. Loomis has also held positions with Versant Object Technology, GE, and D. Appleton Company, and was a tenured professor at the University of Arizona. She holds a B.S. in mathematics from Purdue and M.S. and Ph.D. degrees in Computer Science from UCLA.

    Peter F. Pervere joined Commerce One in April 1997 as Vice President and Chief Financial Officer. In February 2000, Mr. Pervere was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Commerce One, Mr. Pervere was at Sybase, Inc. from October 1987 to April 1997, serving as Vice President and Corporate Controller from 1991 to 1997. Mr. Pervere holds a B.A. degree in History from Stanford University.

    Linda M. Stegeman joined Commerce One as Senior Vice President, Chief Marketing Officer in April 2001. From June 1999 to April 2001, she served as Senior Vice President of Marketing at ChemConnect, a B2B portal exchange for the chemical industry. Prior to ChemConnect, Ms. Stegeman served as Vice President of Marketing for Lucent Technologies from June 1995 to June 1999. From October 1992 to June 1995, she served as Vice President of Marketing at Ameritech. Ms. Stegeman also held senior marketing positions at Gerber Products Co. and Nestle Food Company. She holds a B.A. in business administration from the University of Michigan Business School and an M.B.A. from the University of Southern California Graduate School of Business.

    Robert M. Tarkoff joined Commerce One in January 1999 as Vice President, General Counsel and Secretary, and was promoted to Senior Vice President of Corporate Development in February 2000. In October 2000, Mr. Tarkoff was promoted to Senior Vice President, Worldwide Business Development. Prior to joining Commerce One, Mr. Tarkoff was an associate at the law firm of Wilson Sonsini Goodrich & Rosati, where he served as outside counsel to Commerce One. Mr. Tarkoff's clients at Wilson Sonsini included Sun Microsystems, Baan Software, Infoseek, Documentum, and many leading venture capitalists and investment banks in the Silicon Valley. Prior to Wilson Sonsini, Mr. Tarkoff was a financial analyst at Goldman, Sachs & Co. in the technology area. Mr. Tarkoff received a B.A. degree, magna cum laude from Amherst College in Political Science and Economics and a J.D. degree, cum laude from Harvard Law School.

    Jay M. Tenenbaum joined Commerce One as Chief Scientist and a member of the Board of Directors in January 1999. In February 2000, he became Senior Vice President and Chief Scientist. In April 2001, Dr. Tenenbaum resigned from the Board. Prior to joining Commerce One, Dr. Tenenbaum was the Chairman of the Board of Directors and Chief Scientist of VEO Systems, Inc. from January 1998 to January 1999. Prior to joining VEO Systems, Inc., Dr. Tenenbaum formed CommerceNet, an industry association for Internet commerce, where he served as Chairman of the Board of Directors and Chief Executive Officer from May 1996 to January 1998. Prior to founding CommerceNet, Dr. Tenenbaum served as Vice President of Strategic Technology for VeriFone, Inc. from November 1995 to May 1996. In February 1991, Dr. Tenenbaum founded E.I.T., a company that engages in security and payment solutions for the Internet, where he served as Chairman of the Board of Directors and Chief Executive Officer until November 1995. Dr. Tenenbaum serves on the boards of CommerceNet, eScout, Lumicyte, Medstory, PlayLikeMe, and Worldpoint. He holds B.S. and M.S. degrees in Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. in Electrical Engineering and Computer Science from Stanford University.

    There are no family relationships among the officers and directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The table below shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. We refer to all of these individuals as the "Named Officers."

Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)			Securities Underlying Options(#)	All Other Compensation ($)(2)
Mark B. Hoffman, Chairman & Chief Executive Officer	2000 1999 1998	$ $ $	285,000 185,188 155,688	$ $	127,586 87,500 —		232,000 90,000 90,000	$3,166 3,174 3,201	(3) (3) (3)
Mark B. Biestman, Senior Vice President, Worldwide Sales	2000 1999 1998	$ $ $	192,708 175,000 175,000	$ $ $	262,986 123,723 162,829	(1) (1)	95,000 180,000 840,000	76 84 111
Robert M. Kimmitt, Vice Chairman of the Board & President	2000 1999 1998		$288,030 — —		$155,149 — —		1,940,000 90,000 —	311,605 — —	(4)
Charles J. Donchess, Executive Vice President, Chief Strategy Officer	2000 1999 1998	$ $ $	277,083 182,350 164,333	$ $	121,557 127,500 —		150,000 390,000 150,000	76 84 111
Peter F. Pervere, Senior Vice President & Chief Financial Officer	2000 1999 1998	$ $ $	194,792 162,425 146,125	$ $	93,276 70,625 —		95,000 150,000 90,000	76 84 111

(1)
Includes commission payments to Mr. Biestman in the amounts of $176,354 and $63,598, for fiscal years 2000 and 1999, respectively.

(2)
Represents group life insurance premiums paid by Commerce One.

(3)
Includes keyman life insurance premiums paid by Commerce One.

(4)
Includes interest imputed relative to market rate on Mr. Kimmitt's loan. See the section entitled "Other Information—Certain Relationships and Related Transactions—Loans to Stockholders and Executive Officers" on page 24 of this Proxy Statement.

OPTION GRANTS

    The table below shows stock option grants to the Named Officers during 2000.

	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Market Price on Date of Grant
			Exercise Price ($/SH)		Expiration Date
Name						0%($)	5%($)	10%($)
Mark B. Hoffman	200,000 32,000	0.75 0.12%	33.0000 62.8125	33.0000 62.8125	4/14/10 10/13/10	0 0	$4,150,705 1,264,078	$10,518,700 3,203,422
Mark S. Biestman	70,000 25,000	0.26 0.09	33.0000 62.8125	33.0000 62.8125	4/14/10 10/13/10	0 0	1,452,747 987,561	3,681,545 2,502,674
Robert M. Kimmitt	1,710,000 200,000 30,000	6.43 0.75 0.11	75.0650 33.0000 62.8125	77.7500 33.0000 62.8125	2/11/10 4/14/10 10/13/10	4,591,350 0 0	88,204,463 4,150,705 1,185,073	216,483,394 10,518,700 3,003,208
Charles J. Donchess	120,000 30,000	0.45 0.11	33.0000 62.8125	33.0000 62.8125	4/14/10 10/13/10	0 0	2,490,423 1,185,073	6,311,220 3,003,208
Peter F. Pervere	70,000 25,000	0.26 0.09	33.0000 62.8125	33.0000 62.8125	4/14/10 10/13/10	0 0	1,452,747 987,561	3,681,545 2,502,674

(1)
All options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock agreement granting Commerce One the right to repurchase the shares issuable by such exercise at their cost if the optionee's employment terminates. The shares vest over four years, with 6/48 of the shares vesting six months after the grant date and the remaining shares vesting ratably each month thereafter.
(2)
We are required by the SEC to use a 0%, 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate above the exercise price of the option, the Named Officers will receive no benefit from the options.

OPTIONS EXERCISED

    This table shows stock option exercises during 2000 and the value of unexercised in-the-money stock options held by the Named Officers on December 31, 2000.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

			Number of Unexercised Options Held at December 31, 2000		Value of Unexercised In-The-Money Options at December 31, 2000(1)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(2)	Exercisable #(3)	Unexercisable #	Exercisable ($)(3)	Unexercisable ($)
Mark B. Hoffman	0	$0	412,000	0	$4,475,241	0
Mark S. Biestman	358,750	32,231,193	276,250	0	4,468,328	0
Robert M. Kimmitt	100,000	2,725,012	1,930,000	0	0	0
Charles J. Donchess	741,571	54,021,575	359,213	0	5,100,628	0
Peter F. Pervere	245,000	14,441,255	465,000	0	9,206,882	0

(1)
The value of the unexercised in-the-money options is based on the closing price of $25.3125 of the Company's common stock, as reported on the NASDAQ, on December 29, 2000 and is net of the exercise price of such options. The amounts in this column may not represent amounts actually realized by the Named Officers.
(2)
The value realized on stock option exercises represents the difference between the grant price of the options exercised and the market price of the underlying shares of common stock as of the date of exercise multiplied by the number of options exercised. The amounts in this column may not represent amounts actually realized by the Named Officers.
(3)
All options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock agreement granting Commerce One the right to repurchase the shares issuable by such exercise at their cost if the optionee's employment terminates. The shares vest over four years, with 6/48 of the shares vesting six months after the grant date and the remaining shares vesting ratably each month thereafter.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    Commerce One entered into change of control severance agreements with Messrs. Hoffman, Pervere, Donchess, Biestman and Tarkoff in 1999 and amended the agreements in 2001. The Company also entered into change of control severance agreements with Mr. Kimmitt, Ms. Jacobs and Ms. Loomis in 2000 and amended the agreements in 2001. The amended agreements provide that if there is a change of control of Commerce One, and any of such executive officers are involuntarily terminated without cause within eighteen months following the change of control or the announcement of such change of control, Commerce One will provide the following to the executive officer:

  •
  a cash payment equal to 100% of his or her annual compensation plus the full target bonus for the year;
  •
  100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and
  •
  full acceleration of all unvested stock options.

    Under our 1995 Plan, VEO Plan, 1997 Stock Plan and 1999 Nonstatutory Plan, if the options outstanding under such plans are not assumed or substituted in a change-of-control merger or asset sale, each outstanding option will vest and become exercisable in full.

REPORT OF THE AUDIT COMMITTEE

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

    The Audit Committee oversees Commerce One's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee did the following:

  •
  reviewed and discussed with the Company's management and the independent auditors the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2000 addressing not just the acceptability of the Company's accounting principles but such other matters as are required to be discussed with the Committee under generally acceptable auditing standards and Statement of Accounting Standards 61;
  •
  discussed with the independent auditors the overall scope and plans for their audits;
  •
  met with the independent auditors, with and without management present, to discuss the results of their audits, and the overall quality of the Company's financial reporting;
  •
  discussed with the independent auditors, the auditors' independence with respect to the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

    The primary functions of the Committee are to:

  •
  provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance;
  •
  serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
  •
  review and appraise the audit efforts of the Company's independent auditors;

  •
  evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations;
  •
  oversee management's establishment and enforcement of financial policies and business practices; and
  •
  provide an open avenue of communication among the independent auditors, financial and senior management, counsel, and the Board of Directors.

Meetings Held in 2000 and Committee Independence

    The Committee held two meetings during fiscal year 2000. Each member of the Committee is independent as defined under NASDAQ standards. The Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

Role of Management and the Independent Auditors

    Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion, based on their audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Recommendation

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Committee and the Board have also recommended, the ratification of the selection of Ernst & Young as the Company's independent auditors.

Members of the Audit Committee
John V. Balen
William B. Elmore
William J. Harding

SHARE OWNERSHIP OF MANAGEMENT
AND DIRECTORS OF COMMERCE ONE

    The table on the following page sets forth information regarding the beneficial ownership of Commerce One's common stock as of the record date, April 13, 2001, by the following individuals or groups:

  •
  each person or entity who is known by Commerce One to own beneficially more than 5% of Commerce One's outstanding stock;
  •
  each of Commerce One's named officers;
  •
  each of Commerce One's directors; and
  •
  all directors and executive officers of Commerce One as a group.

    The address for each stockholder listed in the following table is c/o Commerce One, Inc., 4440 Rosewood Drive, Pleasanton, California 94588. Except as otherwise indicated and except for any rights these persons' spouses may have, the persons named in the table have sole voting and investment power for all shares of common stock held by them.

    Applicable percentage ownership in the following table is based on 196,753,970 shares of common stock outstanding as of the record date, April 13, 2001.

    Any shares issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock option plans will further dilute new public investors.

    The table below shows how much Company common stock is owned by our directors and the Named Officers as of April 13, 2001. There are no owners of more than 5% of the Company's outstanding common stock, as of April 13, 2001.

Name of Beneficial Owners and Addresses	Number of Shares Directly Owned(1)(3)		Number of Shares Indirectly Owned(3)		Right to Acquire(2)(3)		Percentage of Outstanding Shares
Mark S. Biestman	333,266	(4)	0		181,250	(5)	*
Charles J. Donchess	180,236		0		318,750		*
Mark B. Hoffman	1,880,170		707,950	(6)	2,112,000		2.36
Robert M. Kimmitt	536		0		0	(5)	*
Peter F. Pervere	90,964		0		320,000	(5)	*
Dennis H. Jones	0		0		1,000,000		*
John V. Balen	67,098		0		0		*
William B. Elmore	0		143,178	(7)	0		*
David H.J. Furniss	0		1,986,756	(8)	0		1.01
Kenneth C. Gardner	76,629		18,900	(9)	204,000		*
William J. Harding	96,005		0		0		*
Noriyoshi Osumi	0		4,528,170	(10)	0		2.30
Larry W. Sonsini	1,300		0		90,000		*
Jeffrey T. Webber	75,259		39,731	(11)	408,000		*
All Directors and Executive Officers as a group (20 persons)	3,068,873		10,963,490		5,375,249	(5)	9.60

*
Less than 1% of the outstanding shares of common stock.
(1)
Excludes shares that may be acquired through stock option exercises.
(2)
Shares that may be acquired through stock option exercises through June 12, 2001.
(3)
Beneficial ownership is determined according to the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to (a) securities owned and/or (b) shares of common stock acquired through stock option exercises within sixty (60) days from the record date.
(4)
Includes 75,736 shares held by Mr. Biestman which may be repurchased by Commerce One if Mr. Biestman's employment with Commerce One terminates.
(5)
Excludes options cancelled pursuant to the Company's Stock Option Exchange Program with April 6, 2001 as the effective cancellation date. The new options shall have the same terms and conditions as each optionee's cancelled options, including the vesting schedule and expiration date of the cancelled options, except that: (1) the new options shall be granted no earlier than October 8, 2001 and no later than December 7, 2001, (2) the new options shall have an exercise price equal to the fair market value of the Company's common stock on the date of the grant, (3) the new options will be nonstatutory stock options, and (4) the optionee will need to be an employee of the Company or a subsidiary on the date of grant in order to receive a new option. All employees are eligible to participate in the program, although Board members and consultants are ineligible. Mr. Biestman cancelled 95,000 options; Mr. Kimmitt cancelled 2,430,000 options; Mr. Pervere cancelled 95,000 and other executive officers (not including the Named Officers) cancelled an aggregate of 596,772 options.
(6)
Includes 691,750 shares held by Hoffman Family Trust dated October 25, 1985 and 8,100 shares each held by the Andrew Mark Hoffman 1993 Trust dated March 30, 1993 and the Annie Eleanor Hoffman 1993 Trust dated March 30, 1993. Andrew and Annie Hoffman, beneficiaries of these trusts, are children of Mr. Hoffman.
(7)
All shares are held by the Elmore Family Trust dated July 7, 1990, of which Mr. Elmore is a trustee.
(8)
Mr. Furniss is a General Manager of Electronic Business of British Telecommunications, plc. Forres Holding Limited, a wholly owned subsidiary of British Telecommunication, plc owns 1,986,756 shares of the Company's common stock. Mr. Furniss disclaims beneficial ownership of the shares held by Forres Holding Limited, plc.
(9)
Includes 18,900 shares held by Delaware Charter Guarantee & Trust Company Trustee FBO Kenneth C. Gardner.
(10)
Mr. Osumi is Executive Manager of NTT Communications. NTT owns 4,528,170 shares of the Company's common stock. Mr. Osumi disclaims beneficial ownership of the shares held by NTT.
(11)
Includes 22,705 shares held by Judith Jordan Webber, spouse of Mr. Webber, and 17,026 shares held by BW Management, LLC, of which he is a managing director. Mr. Webber disclaims beneficial ownership of the shares held by Ms. Webber and BW Management.

STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of Commerce One's common stock (July 1, 1999) through March 31, 2001 for the NASDAQ Composite Index and the Hambrecht & Quist Internet Index (the "H&Q Internet Index"). The graph assumes that $100 was invested in Commerce One's common stock (at the split-adjusted initial public offering price of $3.50 per share), and the above indices on July 1, 1999. Historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Returns

    Commerce One effected its initial public offering on July 1, 1999 at a split adjusted per share price of $3.50. The graph above, however, commences with the split-adjusted closing price of $10.17 on July 1, 1999, the date Commerce One's common stock commenced public trading.

OTHER INFORMATION

Certain Relationships and Related Transactions

    Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest other than the transactions described below.

Loans To Executive Officers

    In conjunction with the hiring of Mr. Kimmitt as Vice Chairman of the Board and President, and his relocation to the San Francisco Bay Area, Commerce One has extended to Mr. Kimmitt a short-term, interest-free loan of $5 million to purchase a family residence capable of meeting the medical needs of an immediate family member. The loan will be repaid upon the earlier to occur of the following: (i) May 17, 2004; (ii) 180 days following the voluntary termination of Mr. Kimmitt's employment or 365 days following his involuntary termination; (iii) default by Mr. Kimmitt under the terms of the loan agreement; (iv) conveyance of the property to a third party by Mr. Kimmitt without the Company's written consent, or (v) Mr. Kimmitt filing for bankruptcy. Furthermore, the loan will be forgiven if Mr. Kimmitt is terminated not for cause or pursuant to a change of control or if he dies or is permanently totally disabled. In the event of his death or disability, the loan will be repaid from the proceeds of a life or disability insurance policy, as applicable. In addition, if Mr. Kimmitt resigns from the Company because of an illness or if he accepts employment at a not-for-profit, educational or governmental entity, Mr. Kimmitt has the option either to repay the loan in full or to convey the property to the Company in exchange for cancellation of his indebtedness.

Business Relationships

    Consulting Services Rendered By R.B. Webber & Company.  Commerce One currently has a consulting agreement with R.B. Webber & Company, a management-consulting firm, of which Jeffrey Webber, a member of the Company's Board of Directors, is President. In 2000, Commerce One paid R.B. Webber the sum of $548,528 for consulting services.

    Legal Services Rendered by Wilson Sonsini Goodrich & Rosati, P.C.  Larry W. Sonsini, a member of our Board of Directors, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. We have retained Wilson Sonsini Goodrich & Rosati, Professional Corporation, to provide legal services to us as outside legal counsel.

    Legal Services Rendered by Wilmer, Cutler & Pickering.  Robert M. Kimmitt, Vice Chairman of the Board and President, was a partner at Wilmer, Cutler & Pickering from May 1997 to January 2000 and served as Counsel from February 2000 to August 2000. We retained Wilmer, Cutler & Pickering to provide legal services to us as outside legal counsel.

    Investment Arrangements with Commerce One Ventures.  Commerce One Ventures, a division of Commerce One, Inc., entered into a non-exclusive co-investment arrangement with AC Ventures, Canaan Partners, Foundation Capital LP, MSDW Private Equity, Inc., and the Entrepreneur Growth Fund, (collectively the "Venture Affiliates") for the purpose of identifying, evaluating, structuring and consummating equity investments in e-commerce related businesses. The following individuals who are members of our Board of Directors are associated with the Venture Affiliates: John Balen is a General Partner of Canaan Partners; William Elmore is a Manager of Foundation Capital Management, L.L.C., William Harding is a General Partner of Morgan Stanley Venture Partners and Jeffrey Webber is a General Partner of the Entrepreneurs' Fund. In 2000, Commerce One Ventures and the Venture Affiliates jointly invested in NetVendor.

Section 16 Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities and Exchange Act of 1934 requires Commerce One's officers and directors, and persons who own more than ten percent (10%) of a registered class of Commerce One's equity securities, to file certain reports regarding ownership of, and transactions in, Commerce One's securities with the SEC and with the NASDAQ. Such officers, directors, and 10% stockholders are also required to furnish Commerce One with copies of all Section 16(a) forms that they file.

    The Company believes that during 2000, all of its officers and directors complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Act of 1934, except that each of Messrs. Hoffman, Tenebaum, Gardner, Harding, Donchess, Biestman and Tarkoff did not timely file statements due to administrative errors.

Deadline For Receipt of Stockholder Proposals

    If you wish to submit a proposal for possible inclusion in our 2002 proxy material, we must receive your notice, in accordance with rules of the SEC, on or before December 26, 2001. The proposal(s) should be mailed to our Secretary at our principal executive offices at 4440 Rosewood Drive, Pleasanton, California 94588.

Costs of Proxy Solicitation

    The solicitation is made on behalf of the Board of Directors of the Company. The Company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

    Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from some stockholders if proxies are not promptly received. We have also hired InvestorCom, Inc., to assist in the solicitation of proxies at a cost of $7,500 plus out-of-pocket expenses.

    An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement.

By Order of the Board,
Robert M. Tarkoff Secretary
May 2, 2001 Pleasanton, California

Commerce One, Inc.
4440 Rosewood Drive,
Pleasanton, California 94588
(925) 520-6000  www.commerceone.com Nasdaq Stock Symbol: CMRC

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF COMMERCE ONE, INC.

PURPOSE:

    The purpose of the Audit Committee of the Board of Directors of Commerce One, Inc. (the "Company") shall be:

  •
  to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  •
  to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  •
  to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors;

  •
  to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors; and

  •
  to have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders.

    The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

  1.
  Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

  2.
  Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

  3.
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

  •
  Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  •
  Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors; Reviewing fee arrangements with the independent auditors;

A-1

  •
  Reviewing the independent auditors' proposed audit scope, approach and independence;

  •
  Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  •
  Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  •
  Reviewing with (i) management and the independent auditors, before release, the audited financial statements and with (ii) management the MD&A (Management's Discussion and Analysis) in the Company's Annual Report on Form 10-K;

  •
  Providing a report in the Company's Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A;

  •
  Reviewing the Audit Committee's own structure, processes and membership requirements; and

  •
  Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

    The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

    Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time.

A-2

DETACH HERE

PROXY

COMMERCE ONE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON

TUESDAY, JUNE 12, 2001

   The undersigned hereby appoints Peter F. Pervere and Robert M. Tarkoff, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Commerce One, Inc. (the "Company") to be held at the Carr America Conference Center Auditorium, 4400 Rosewood Avenue, Pleasanton, California on June 12, 2001 at 9:00 a.m., local time, any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTE BY TELEPHONE		VOTE BY INTERNET
It's fast, convenient and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)		It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE EASY STEPS:		FOLLOW THESE EASY STEPS:
1.	READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.	1.	READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.
2.	CALL THE TOLL-FREE NUMBER (1-877-779-8683) FOR STOCKHOLDERS CALLING FROM OUTSIDE THE UNITED STATES AND CANADA CALL COLLECT ON A TOUCH TONE PHONE 1-201 536-8073	2.	GO TO THE WEBSITE http://www.eproxyvote.com/cmrca
3.	ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.	3.	ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.
4.	FOLLOW THE RECORDED INSTRUCTIONS.	4.	FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT! CALL 1-877-779-8683 BEFORE JUNE 12, 2001		YOUR VOTE IS IMPORTANT! GO TO HTTP://WWW.EPROXYVOTE.COM/CMRCA BEFORE JUNE 12, 2001
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

PLEASE BE ADVISED THAT YOU ARE PRESENTLY VOTING ON THE PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING. IN ORDER TO VOTE AT THE SPECIAL MEETING, YOU MUST CAST YOUR VOTE SEPARATELY USING THE BLUE PROXY CARD[S]. IF YOU ARE VOTING VIA THE INTERNET OR TELEPHONE, ONCE YOU HAVE VOTED ON PROPOSALS PRESENTED AT THE ANNUAL MEETING, PLEASE FOLLOW THE PROMPTS WHICH LINK YOU TO THE OTHER MEETING SITE.

/x/	Please mark votes as in this example

MANAGEMENT HAS PROPOSED AND RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.

1.	To elect directors to hold office for three years or until their successors are elected. Nominees: (01) David H.J. Furniss (02) Kenneth C. Gardner (03) William J. Harding and (04) Noriyoshi Osumi

	FOR ALL NOMINEES	/ /	/ /	WITHHELD FROM ALL NOMINEES

/ /	____________________________________________________________ For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Ernst & Young LLP as Commerce One's independent auditors for 2001	/ /	/ /	/ /
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /
Sign exactly as your name(s) appears on your certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the Secretary or Assistant Secretary, Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Stockholder should give their full title.

Please date the Proxy
Signature______________________________ Date:_________	Signature______________________________ Date:_________

QuickLinks

4440 Rosewood Drive Pleasanton, CA 94588
TABLE OF CONTENTS
COMMERCE ONE, INC. 4440 Rosewood Drive Pleasanton, CA 94588
PROXY STATEMENT
Questions and Answers
THE BOARD
BOARD AND COMMITTEE MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
OPTION GRANTS
OPTIONS EXERCISED
AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES
SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS OF COMMERCE ONE
STOCK PERFORMANCE GRAPH
OTHER INFORMATION
APPENDIX A CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF COMMERCE ONE, INC.